REDACTED COPY USActive 60482051.5 766533816.2 Certain confidential information contained in this document and marked by [***] has been omitted because the Company has determined the information (i) is not material and (ii) is the type of information that the Company treats as private or confidential. AGREEMENT FOR PURCHASE AND SALE OF LOANS by and between WASHINGTON FEDERAL BANK (D/B/A WAFD BANK), Seller and BANK OF AMERICA, NATIONAL ASSOCIATION, Purchaser Exhibit 10.1

USActive 60482051.5 766533816.2 AGREEMENT FOR PURCHASE AND SALE OF LOANS THIS AGREEMENT FOR PURCHASE AND SALE OF LOANS (this “Agreement”), dated as of this 14th day of May, 2024 by and between Washington Federal Bank (d/b/a WaFd Bank) (successor-by-merger to Luther Burbank Savings, a California banking corporation) (“Seller”) and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association (“Purchaser”). WITNESSETH: WHEREAS, Seller is the holder of those certain promissory notes (each as amended, restated, supplemented or otherwise modified from time to time, a “Note”) in the respective original principal amounts made by each of the respective borrowers (each a “Mortgagor”) as identified in Schedule I attached hereto each evidencing a commercial mortgage loan (each, a “Loan” and collectively “Loans”) made to the related Mortgagor; WHEREAS, each Note is secured by, among other things, a mortgage (it being agreed that “Mortgage” as used herein shall be construed to mean “mortgage” or “ deed of trust” or “trust deed” or “deed to secure debt” as the context so requires), as the same has been amended prior to the date hereof and contained in the Data Room (each, as amended, restated, supplemented or otherwise modified from time to time, a “Mortgage”); WHEREAS, Purchaser desires to purchase from Seller the Loans, inclusive of the respective Notes, the Mortgages, and the other documents and instruments evidencing, governing, securing, amending, modifying, pertaining to and executed and/or delivered in connection with each of the Loans (collectively, as more particularly defined herein, the “Loan Documents”), and Seller desires to sell the Loans and the Loan Documents to Purchaser, upon and subject to the terms and conditions set forth in this Agreement. NOW, THEREFORE, incorporating the foregoing recital of facts, to induce Seller to sell the Loans and the Loan Documents to Purchaser, and in consideration of the consideration described below, and other good and valuable consideration paid by Purchaser to Seller, the receipt, adequacy and sufficiency of which are hereby acknowledged by Seller, the parties hereto, intending to be legally bound, do hereby agree as follows: 1. Definitions. For the purposes of this Agreement, capitalized terms which are not defined in the main body of this Agreement have the meanings set forth in Schedule IV unless the context otherwise requires. 2. Agreement to Sell and Purchase; Consideration. Subject to and upon the terms and conditions set forth in this Agreement, Seller agrees to sell, transfer, and assign the Loans and the Loan Documents to Purchaser, and Purchaser agrees to purchase and take from Seller the Loans and the Loan Documents and all of Seller’s right, title and interest therein and thereto (including, without limitation, any rights of Seller as “Agent” or “Administrative Agent” under any such Loan), on a servicing released basis, including, without limitation, Seller’s right, title and interest in, to and under the Loan Files (collectively, the “Assigned Interests”). 3. Purchase Price; Method of Payment. 3.1 Purchase Price. The aggregate purchase price for the Loans purchased pursuant to this Agreement (the “Aggregate Purchase Price”) shall be equal to 91.9609375% of the aggregate unpaid principal balance of the Loans as of the Cut-off Date, which Aggregate Purchase Price shall be the sum of

766533816.2 the individual purchase prices of each Loan (each such individual price, as to the related Loan and Assigned Interests, the “Purchase Price”) as set forth in a schedule (the “Pricing Schedule”) to be delivered by Purchaser to Seller on or prior to the end of the Diligence Period. 3.2 Reserve Funds. On the Closing Date, Seller shall wire to Purchaser or Purchaser’s designee all reserves and escrows then being held by Seller with respect to the Loans and more particularly described on the Data Tape. 3.3 Method of Payment. Purchaser shall pay the Adjusted Purchase Price (as hereinafter defined) for each Loan to Seller by wire transfer of immediately available funds in U.S. Dollars via federal bank wire transfer system delivered no later than 2:00 P.M. Pacific Daylight Time on the Closing Date. 3.4 Cut-off Date. The “Cut-off Date” shall mean May 31, 2024. 3.5 Payment of Adjusted Purchase Price. At Closing, Purchaser shall pay to Seller the Adjusted Purchase Price for each Loan. The “Adjusted Purchase Price” for each Loan shall be the amount of the Purchase Price for such Loan as set forth on the Pricing Schedule, adjusted as follows: (i) plus the amount of accrued and unpaid interest on such Loan as of the day before the Closing Date; (ii) less one hundred percent (100%) of all principal payments received by Seller on such Loan, whether as a prepayment or a scheduled payment, from the Cut-off Date through the day before the Closing Date; and (iii) less any prepaid interest received by Seller on such Loan (for the avoidance of doubt, any such foregoing payments shall be retained by Seller). 3.6 Payments After Closing Date. If any monthly installment of principal and/or interest due and payable for any Loan on or after the Closing Date is paid to Seller or Seller otherwise receives any payments on or after the Closing Date on or with respect to any of the Loans, Seller shall promptly notify Purchaser and all such amounts shall be paid by Seller to Purchaser via wire transfer to a bank account designated in writing by Purchaser within fifteen (15) Business Days after Seller’s receipt of such payment. The provisions of this Section 3.6 shall survive the Closing. 4. Due Diligence Period. 4.1 Seller shall fully cooperate with Purchaser in Purchaser’s examination of the Loans, Loan Documents and Loan Files in connection with its due diligence review of the Loans. 4.2 Purchaser shall be entitled to conduct, at Purchaser’s sole expense, a full underwriting and due diligence review of all of the Loans, the scope of which shall be determined in Purchaser’s sole discretion, including, but not limited to, a review of all the Loan Documents and Loan Files for each Loan; provided, however, that Purchaser’s due diligence review shall be completed during the Diligence Period (as defined below). 4.3 Seller shall use best efforts to deliver or cause to be delivered to Purchaser or its designee copies of the Loan Documents and the Loan Files, in each case to the extent in Seller’s possession and control, not later than the second Business Day after the date of this Agreement. Seller shall in addition deliver to Purchaser or its designee all other due diligence items reasonably requested by Purchaser, in each case, in Seller’s possession or control or otherwise in Seller’s ability to obtain by using commercially reasonable efforts, as promptly as practicable after such request (the “Delivery Date”); provided that any such other due diligence items must have been requested by Purchaser and delivered to Seller in writing no later than three (3) Business Days prior to the Delivery Date.

766533816.2 The “Diligence Period” will be the period beginning on and including the date of this Agreement and expiring at 5:00 p.m. (Eastern time) on the Diligence Period Expiration Date. The initial “Diligence Period Expiration Date” will be June 18, 2024. At any time during the Diligence Period, Purchaser may, in its sole and absolute discretion, elect not to purchase any one or more of the Loans by delivering written notice thereof (a “Cancellation Notice”) to Seller. If Purchaser does not deliver a Cancellation Notice prior to the expiration of the Diligence Period, Purchaser shall, except as otherwise provided herein, be obligated to purchase the Loans in accordance with the terms and subject to the conditions hereto. In the event that Purchaser delivers a Cancellation Notice prior to the expiration of the Diligence Period, Purchaser and Seller shall have no further obligation under this Agreement with respect to any Loan that is the subject of such Cancellation Notice. Except as provided in and for purposes of Section 8.4.1 to the extent Purchaser has actual knowledge of a Breach with respect to a Schedule V Loan on the Closing Date, the fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Loan Files or copies of the Loan Documents shall not affect the Purchaser’s or any of its successors’ rights to demand repurchase or other relief or remedy provided for in this Agreement. Except as provided in and for purposes of Section 8.4.1 to the extent Purchaser has actual knowledge of a Breach with respect to a Schedule V Loan on the Closing Date, any review by the Purchaser or its designee of the Loan Files or copies of the Loan Documents shall in no way alter or reduce the Seller’s obligations hereunder. Upon completion of Purchaser’s review of the Loan Files and copies of the Loan Documents and other information concerning the Loans and the Properties, subject to rejection of any or all of the Loans based upon such review as set forth herein, Purchaser’s obligation to purchase the Loans pursuant to this Agreement shall be a committed obligation to purchase the Loans and Seller’s obligation to sell the Loans shall be a committed obligation to sell the Loans pursuant to this Agreement. 4.4 Prior to the Closing Date, Seller shall give Purchaser written notice of any action or proceeding, instituted or threatened, in eminent domain or from condemnation affecting any part of any Property promptly after Seller’s receipt of notice or knowledge thereof. If, on or prior to the Closing Date, a condemnation of a material part of any Property occurs, Seller shall, by the earlier to occur of the date which is five (5) Business Days after receipt of notice or the Closing Date, deliver to Purchaser notice of the same and thereupon Purchaser may terminate this Agreement as to the related Loan at Purchaser’s sole option. If Purchaser does not elect to terminate this Agreement as to the related Loan, Seller shall assign to Purchaser the condemnation proceeds, if any, and there shall be no adjustment to the Purchase Price for such Loan. 4.5 Prior to the Closing Date, Seller shall give Purchaser written notice of any damage or destruction affecting any material part of any Property, promptly after Seller’s receipt of notice or knowledge thereof. If on or prior to the Closing Date a casualty occurs that results in a loss of more than (a) $100,000 with respect to one Property or (b) $500,000 in the aggregate with respect to more than one Property, Seller shall, by the earlier to occur of the date which is five (5) Business Days after receipt of notice or the Closing Date, deliver to Purchaser notice of the same and thereupon Purchaser may terminate this Agreement as to the related Loan at Purchaser’s sole option. If Purchaser does not elect to terminate this Agreement as to the related Loan, Seller shall assign to Purchaser the proceeds of the insurance covering the insured loss, if any, and there shall be no adjustment to the Purchase Price for such Loan. 4.6 Not later than 2:00 pm (Eastern time) on June 17, 2024 (the “Data Tape Delivery Deadline”), Seller shall deliver the Data Tape to Purchaser. 5. Closing. 5.1 Place and Time. The closing of the purchase and sale of the Assigned Interests (the “Closing”) shall take place via an escrow arrangement on the Closing Date or such other date as may be agreed upon in writing between Seller and Purchaser.

766533816.2 5.2 Items Delivered and Paid At Closing. The following shall occur at Closing, each being a condition precedent to the others and all being considered as occurring simultaneously: 5.2.1 Seller shall assign the Assigned Interests to Purchaser without recourse or warranty except as otherwise expressly provided in this Agreement. In connection with such assignment, for each Loan, Seller shall make available to Purchaser (or Purchaser’s designee) and shall additionally execute, acknowledge (where appropriate) and deliver, or cause to be executed, acknowledged (where appropriate) and delivered, the following (collectively, the “Closing Documents”): (i) for each Loan, the original Note (or for the Loan identified as Loan Number [***], a lost note affidavit in form and substance reasonably satisfactory to Seller and Purchaser); (ii) for each Loan, one original allonge for each Note in the form attached as Exhibit B, executed by Seller; (iii) an original counterpart of the Assignment and Assumption, in the form annexed hereto as Exhibit A (the “Assignment”) executed by Seller; (iv) a closing statement for the transaction contemplated by this Agreement, prepared by Seller (the “Closing Statement”), approved by Seller and Purchaser, which Closing Statement shall reflect the aggregate Purchase Price, the aggregate Adjusted Purchase Price and any other adjustments made thereto pursuant to the terms of this Agreement, executed by Seller; (v) a certificate signed by Seller stating that each of Seller’s representations and warranties in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date and that Seller has complied with all covenants of Seller in this Agreement to be performed by Seller on or prior to the Closing Date, subject to any necessary updates to Schedule III-B attached hereto that are specified by Seller in such certificate and consented to in writing by Purchaser; (vi) for each Loan, the related Loan File and Loan Documents (to the extent not previously delivered to Purchaser during the Diligence Period) (it being acknowledged and agreed that, other than with respect to the items referenced in Section 5.2.1(i) and (ii), all other items comprising the Loan File and Loan Documents are in electronic form and shall be deemed delivered to the extent contained in the Data Room); (vii) a power of attorney in the form of Exhibit E hereto (the “Power of Attorney”); and (viii) such other assignment and transfer documents as shall be reasonably necessary or appropriate to consummate the transactions contemplated by this Agreement. 5.2.2 Purchaser shall: (i) pay to Seller the Adjusted Purchase Price for each Loan in accordance with Section 3 hereof; and (ii) execute and deliver, or cause to be executed and delivered, to Seller (or Seller’s designee) the following: (a) one original of the Assignment, executed by Purchaser;

766533816.2 (b) the Closing Statement, executed by Purchaser; and (c) a certificate signed by Purchaser stating that each of Purchaser’s representations and warranties in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date and that Purchaser has complied with all covenants of Purchaser in this Agreement to be performed by Purchaser on or prior to the Closing Date. 5.3 Purchaser shall at its sole cost and expense cause each Mortgage Assignment, and any and all other documents to be filed or recorded of record in connection with this Agreement to be filed or recorded in the name of Purchaser or its designee after the Closing. Purchaser shall use commercially reasonable efforts to cause such filings and recordings to occur as promptly as practicable after the applicable Mortgage Assignment and related documents are delivered by Seller to Purchaser as contemplated in Section 10. 5.4 All Loans sold hereunder by Seller to Purchaser are so sold on a servicing released basis. From and after the Closing Date, Seller shall be released from all servicing responsibilities for the Loans, and Purchaser or Purchaser’s designee shall assume all responsibilities for the servicing of the Loans. 6. Conditions Precedent to Performance by Purchaser. 6.1 Conditions Precedent. Purchaser’s obligations under this Agreement shall be contingent and specifically conditioned upon the satisfaction (or waiver by Purchaser in writing) of each of the following: 6.1.1 Seller shall have delivered all of the Closing Documents required to be delivered by Seller pursuant to Section 5.2.1. 6.1.2 Seller shall have, in all material respects, delivered, performed, observed, and complied with all of the items, instruments, documents, covenants, agreements, and conditions required by this Agreement to be delivered, performed, observed, and complied with by Seller as of the Closing. 6.1.3 Seller shall have delivered or made available to Purchaser on or prior to the Diligence Period Expiration Date all due diligence items, to the extent reasonably requested by Purchaser and in Seller’s possession or control or otherwise in Seller’s ability to obtain using commercially reasonable efforts, in each case other than any documents to be provided by Seller in accordance with Section 10.5. 6.1.4 The representations made by Seller in this Agreement and in the certificate to be delivered by Seller at Closing pursuant to Section 5.2.1(v) shall be true and correct in all material respects on the date hereof and as though made at and as of the Closing Date, subject to any necessary updates to Schedule III-B attached hereto that are specified by Seller in such certificate and consented to in writing by Purchaser, and except as otherwise consented to in writing by Purchaser (it being understood that representations and warranties that speak as of a specified date shall continue to speak as of the date so specified). 6.1.5 Seller shall have delivered the Data Tape to Purchaser not later than the Data Tape Delivery Deadline.

766533816.2 6.2 Failure to Satisfy Conditions Precedent. In the event that any of the conditions described in Section 6.1 hereof have not been satisfied on or prior to the Closing Date for any reason other than a default by Purchaser under this Agreement, Purchaser shall have the option, exercisable in Purchaser’s sole and absolute discretion, to waive such condition and close the purchase of the Assigned Interests in accordance with the terms hereof without adjustment to the Purchase Price for each Loan. 7. Conditions Precedent to Performance by Seller. 7.1 Conditions Precedent. Seller’s obligations under this Agreement shall be contingent and specifically conditioned upon the satisfaction (or waiver by Seller in writing) of each of the following: 7.1.1 Purchaser shall have delivered all of the documents required to be delivered by Purchaser pursuant to Section 5.2.2. 7.1.2 Purchaser shall have, in all material respects, delivered, performed, observed, and complied with all of the items, instruments, documents, covenants, agreements, and conditions required by this Agreement to be delivered, performed, observed, and complied with by Purchaser as of the Closing. 7.1.3 The representations and warranties made by Purchaser in this Agreement and in the certificate to be delivered by Purchaser at Closing pursuant to Section 5.2.2(ii)(c) shall be true and correct in all material respects on the date hereof and as though made at and as of the Closing Date, except as otherwise consented to in writing by Seller (it being understood that representations and warranties that speak as of a specified date shall continue to speak as of the date so specified). 7.2 Failure to Satisfy Conditions Precedent. In the event that any of the conditions described in Section 7.1 hereof have not been satisfied on or prior to the Closing Date for any reason other than a default by Seller under this Agreement, Seller shall have the option, exercisable in Seller’s sole and absolute discretion, to waive such condition and close the sale of the Assigned Interests in accordance with the terms hereof. 8. Representations and Warranties; Remedies. 8.1 Representations and Warranties Regarding Seller. Seller represents and warrants to Purchaser as of the date hereof and as of the Closing Date that: 8.1.1 Seller (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is in good standing under such laws, and (iii) has full power and authority to sell each Loan, and to execute, deliver and perform its obligations under this Agreement and all of the documents contemplated hereby (together with this Agreement, collectively, the “Transaction Documents”) to which it is or will become a party. 8.1.2 Seller’s execution, delivery, and performance of the Transaction Documents to which it is or will become a party have not resulted, and will not result, in a breach or default of any material provision of (i) Seller’s organizational documents, (ii) any statute, law, writ, order, rule or regulation of any authority or entity applicable to Seller, (iii) any judgment, injunction or decree applicable to Seller, or (iv) any contract, indenture, mortgage, loan agreement, note, lease or other instrument by which Seller may be bound or to which any of the assets of Seller are subject.

766533816.2 8.1.3 The Transaction Documents to which Seller is a party (i) have been duly and validly authorized, executed, and delivered by Seller and (ii) are the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except that such enforceability against Seller may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors’ rights generally (regardless of whether such enforcement is considered in a proceeding in equity or at law) and by the court’s discretion in relation to equitable remedies. 8.1.4 No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance of or compliance by Seller with the Transaction Documents, or the consummation by Seller of any transaction contemplated hereby other than (a) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with Seller’s sale of the Assigned Interests to Purchaser or (b) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made prior to the date hereof. 8.1.5 There are no actions or proceedings against, or investigations of, Seller pending or threatened against Seller before any court, administrative agency or other tribunal, which could materially adversely affect the transfer of the Assigned Interests to Purchaser or the execution or delivery by, or enforceability against, Seller of the Transaction Documents. 8.1.6 Seller has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification. No demand for such qualification has been made upon Seller by any state having jurisdiction and in any event Seller has been or will be in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Loan. Seller has the full power, authority and legal right to hold each Loan. 8.1.7 Seller is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code; and (b) the assets of Seller do not constitute “plan assets” of one or more such employee benefit plans or plans for purposes of Title I of ERISA or Section 4975 of the Code; and (c) Seller is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Seller do not constitute plan assets of one or more such plans. 8.1.8 Seller is not a Prohibited Person. 8.1.9 None of Seller, any Person directly or indirectly controlling Seller, or to Seller's knowledge any Affiliate of any of the foregoing that has acted in connection with the Loans, (a) is a Sanctioned Person; or (b) to Seller’s knowledge is under investigation for an alleged breach of Sanctions in connection with the Loans by a Governmental Authority that enforces Sanctions. 8.1.10 Seller is in compliance with all Sanctions, Anti-Money Laundering Laws, Anti-Corruption Laws, laws promulgated by the Consumer Financial Protection Bureau or the Federal Trade Commission, and any consumer compliance rules, regulations and laws in connection with the Loans and the transactions contemplated by this Agreement. 8.1.11 Seller has implemented, maintains and enforces policies, procedures and controls reasonably designed to comply with all Anti-Corruption Laws, Anti-Money Laundering Laws, and

766533816.2 Sanctions, and has applied such policies, procedures and controls to the Loans, or has procured that policies, procedures and controls reasonably designed to comply with Anti-Money Laundering and Sanctions Laws have been applied to the Loans. 8.1.12 None of Seller, any Person directly or indirectly controlling Seller, any Person directly or indirectly controlled by Seller, or, to the knowledge of Seller, any other Affiliate of any of the foregoing, shall use any amounts received from Purchaser in connection with this Agreement in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws. 8.1.13 None of Seller, any Person directly or indirectly controlling Seller, any Person directly or indirectly controlled by Seller, or, to the knowledge of the Seller, any other Affiliate of any of the foregoing, shall use any amounts received from Purchaser in connection with this Agreement, or lend, contribute, or otherwise make available such amounts to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Person to be in breach of any Sanctions. 8.1.14 Seller is solvent and the sale of the Loans hereunder will not cause it to become insolvent. The sale of the Loans is not undertaken with the intent to hinder, delay or defraud any of its creditors. For purposes of the representations and warranties set forth in this Agreement, including without limitation those set forth on Schedule III-A, the phrases “Seller’s knowledge” or “Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of Seller directly responsible for the underwriting, origination, servicing or sale of the Loans regarding the matters expressly set forth herein. 8.2 Representations and Warranties Regarding the Loans. With respect to each Loan, subject to the exceptions set forth in Schedule III-B hereto, Seller makes the representations and warranties set forth in Schedule III-A hereto to Purchaser, in each case as of the Closing Date unless a different date is expressly specified in such representation and warranty. 8.3 Survival. 8.3.1 The representations and warranties of Seller in Section 8.1 of this Agreement and all representations and warranties made in the certificate to be delivered by Seller at Closing pursuant to Section 5.2.1(v) (subject to the next sentence as regards Seller’s representations and warranties contained in Section 8.2) shall survive the Closing. The representations and warranties of Seller in Section 8.2 of this Agreement and such Section 8.2 representations and warranties made in the certificate to be delivered by Seller at Closing pursuant to Section 5.2.1(v) shall survive the Closing for the applicable Survival Period. ANY CLAIM FOR BREACH OF ANY OF SAID REPRESENTATIONS AND WARRANTIES SHALL BE VOID UNLESS MADE IN GOOD FAITH AND IN ACCORDANCE WITH THE REQUIREMENTS OF SECTION 8.4 OF THIS AGREEMENT. For the avoidance of doubt but subject to any applicable Survival Period, any Permitted Assignee of Purchaser shall also be entitled to enforce such representations and warranties. 8.3.2 The representations and warranties of Purchaser made in this Agreement and in any certificate or document to be delivered by Purchaser at Closing or otherwise required to be delivered by Purchaser to effectuate the transactions contemplated hereby shall survive the Closing and shall not be subject to any Survival Period. 8.4 Remedies.

766533816.2 8.4.1 Remedy for Breach of Loan Representations and Warranties. Upon discovery by Purchaser or Seller of a breach of any of the representations, warranties and covenants made by Seller pursuant to Section 8.2 during the applicable Survival Period that materially and adversely affects the value of one or more of the Loans (each, a “Breach”), Purchaser shall deliver to Seller a Notice of Breach within thirty (30) days of Purchaser discovering that such Breach exists and shall use commercially reasonable efforts to cooperate with Seller to obtain copies of any documents requested by Seller that are reasonably necessary to cure such claimed Breach. Such Notice of Breach must be delivered by Purchaser to Seller no later than a date which is prior to the end of the applicable Survival Period. Seller shall have a period of ninety (90) days from the receipt by such Seller of a Notice of Breach (the “Cure Period”) within which to correct or cure such Breach in all material respects; provided, however, that (i) if it is reasonably likely such Breach could be cured within thirty (30) days following the end of the Cure Period, Purchaser shall agree to extend the expiration of the Cure Period for a period of thirty (30) days to permit Seller to cure such Breach and (ii) if it is reasonably likely such Breach could be cured, but not within thirty (30) days following the end of the Cure Period, Purchaser and Seller shall mutually agree to a reasonable further extension of the expiration of the Cure Period to permit Seller to cure such Breach; provided further, however, that in no event shall the sum of (x) the original 90-day Cure Period and (y) all extensions exceed 180 days; and provided further, however, that solely with respect to any breach of the representations and warranties made in No. 19 on Schedule III-A (“Rep 19”), the Cure Period shall be 85 days from the date of discovery with no extensions. If Seller is unable to correct or cure such Breach in all material respects by the expiration of the Cure Period (as so extended, if applicable), then Seller shall repurchase the affected Loan from Purchaser (or the applicable Permitted Assignee then owning the affected Loan) for the Repurchase Price in immediately available funds within fifteen (15) Business Days following the expiration of the Cure Period (as so extended, if applicable); provided, however, that with respect to a breach of Rep 19, any such repurchase shall occur not later than the next Business Day after the expiration of the applicable Cure Period. The term “Repurchase Price” shall mean, with respect to the affected Loan, the sum of (i) the Applicable Repurchase Percentage of the then outstanding principal balance of the applicable Loan on the date of repurchase and (ii) all accrued and unpaid interest at the non-default rate which has accrued thereon through and including the repurchase date. For purposes of calculating the Repurchase Price for a Loan resulting from a Breach in accordance with the preceding definition, the “Applicable Repurchase Percentage” is [***]. For the purposes of this Section 8.4, “Notice of Breach” shall mean a written notice by Purchaser of a Breach of any of the representations and warranties made by Seller in Section 8.2, setting forth the following: (a) the identity of the Loan with respect to which a Breach is alleged to have occurred; (b) a description of the claimed Breach; (c) the section and, if applicable, subsection of this Agreement under which such Breach is claimed; and (d) supporting documentation of such claimed Breach, if applicable, including copies of any documents necessary to cure such claimed Breach or to accurately determine that such alleged Breach exists. It is understood and agreed that the obligations of Seller set forth in this Section 8.4 constitute the sole remedy available to Purchaser with respect to a breach of the representations and warranties made by Seller in Section 8.2.

766533816.2 8.4.2 If Seller pays Purchaser the Repurchase Price with respect to any Loan pursuant to Section 8.4.1, Purchaser shall, promptly following receipt by Purchaser of the Repurchase Price therefor, deliver or cause to be delivered to Seller, all Loan Documents delivered by Seller to Purchaser with respect to such Loan (together with any documents or instruments added to the Loan Documents after the Closing Date, including, without limitation, any amendment, amendment and restatement, supplements, modifications, written consents or waivers with respect to the applicable Loan and all of the Loan Documents). Each document that constitutes a part of the Loan File that was assigned, endorsed or otherwise conveyed to Purchaser will be assigned to Seller in the same manner. Purchaser or Permitted Assignee, as applicable, shall provide a certificate to Seller which shall include the following certifications with respect to the applicable Loan, in each case as of the date the Loan is assigned by Purchaser to Seller and subject to the Pre-Closing Facts and Seller Fault Exceptions (as defined below), and which shall survive the date of repurchase of the applicable Loan: (1) Purchaser or Permitted Assignee, as applicable, is the sole legal and beneficial owner of the Loan and the related Loan Documents; provided that this representation shall not be required if the Breach that gives rise to the repurchase is due to the fact that Seller was not the sole legal and beneficial owner of such Loan and the related Loan Documents; (2) The Loan and the related Loan Documents and all rights thereunder are free and clear of any liens or encumbrances placed on such Loan on or after the Closing Date; (3) The outstanding principal balance of the Loan on the date of repurchase; (4) None of Purchaser, Permitted Assignee nor any other Person holds escrows or reserves under the Loan other than as set forth on a schedule to be attached to such certificate; (5) Since the Closing Date, except as set forth in such certificate, none of Purchaser, Permitted Assignee nor any subsequent holder of the Loan has entered into or consented to any material amendment, modification or waiver of the Loan that changes the material economic terms of the Loan or released any obligor or collateral with respect to the Loan other than in accordance with the terms of the related Loan Documents; (6) None of Mortgagor, any additional obligor or pledgor or any Guarantor of any Loan nor any agent of any of the foregoing has alleged in a writing received by Purchaser or Permitted Assignee that any Loan is subject to any right of rescission, set off, counterclaim or defense, including, without limitation, any defense of usury; and (7) The servicing and collection practices used by Purchaser and/or Permitted Assignee with respect to the Loan have been, in all material respects, legal and have met customary industry standards for servicing of commercial loans similar to the Loans. In addition, all accounts, reserves and escrows then being held by Purchaser with respect to the applicable Loan shall promptly be returned to Seller. Furthermore, Purchaser agrees to pay to Seller, within fifteen (15) Business Days after receipt thereof, any payments received by Purchaser in connection with any Loan after the repurchase date, other than any payments representing interest accruing on any such Loan on or prior to such repurchase date. “Pre-Closing Facts and Seller Fault Exceptions” means that Purchaser shall be deemed to make each and every of the foregoing representations and warranties except to the extent

766533816.2 untrue by reason of facts and circumstances existing prior to the Closing Date or by reason of the acts or omissions of Seller. 8.5 Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller as of the date hereof and as of the Closing Date that: 8.5.1 Purchaser (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is in good standing under such laws, and (iii) has full power and authority to execute, deliver and perform its obligations under, the Transaction Documents and Loan Documents to which it is or will become a party. 8.5.2 Purchaser’s execution, delivery, and performance of the Transaction Documents to which it is or will become a party have not resulted, and will not result, in a breach or default of any material provision of (i) Purchaser’s organizational documents, (ii) any statute, law, writ, order, rule or regulation of any authority or entity applicable to Purchaser, (iii) any judgment, injunction or decree applicable to Purchaser or (iv) any contract, indenture, mortgage, loan agreement, note, lease or other instrument by which Purchaser may be bound or to which any of the assets of Purchaser are subject. 8.5.3 The Transaction Documents to which Purchaser is a party (i) have been duly and validly authorized, executed, and delivered by Purchaser, and (ii) are the legal, valid, and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except that such enforceability against Purchaser may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors’ rights generally (regardless of whether such enforcement is considered in a proceeding in equity or at law) and by the court’s discretion in relation to equitable remedies. 8.5.4 No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance of or compliance by Purchaser with the Transaction Documents, or the consummation by Purchaser of any transaction contemplated hereby other than (a) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with Purchaser’s acquisition of the Assigned Interests from Seller or (b) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made prior to the date hereof. 8.5.5 There are no actions or proceedings against, or investigations of, Purchaser pending or threatened against Purchaser before any court, administrative agency or other tribunal, which could materially adversely affect the transfer of the Assigned Interests to Purchaser or the execution or delivery by, or enforceability against, Purchaser of the Transaction Documents. 8.5.6 Purchaser has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification. No demand for such qualification has been made upon Purchaser by any state having jurisdiction and in any event Purchaser has been or will be in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Loan. Purchaser has the full power, authority and legal right to hold each Loan. 8.5.7 Purchaser is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code; and (b) the assets of Purchaser do not constitute “plan assets”

766533816.2 of one or more such employee benefit plans or plans for purposes of Title I of ERISA or Section 4975 of the Code; and (c) Purchaser is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Purchaser do not constitute plan assets of one or more such plans. 8.5.8 Purchaser is not a Prohibited Person. 8.5.9 None of Purchaser, any Person directly or indirectly controlling Purchaser, or to Purchaser’s knowledge any Affiliate of any of the foregoing that has acted in connection with the Loans, (a) is a Sanctioned Person; or (b) to Purchaser’s knowledge is under investigation for an alleged breach of Sanctions in connection with the Loans by a Governmental Authority that enforces Sanctions. 8.5.10 Purchaser is in compliance with all Sanctions, Anti-Money Laundering Laws, Anti-Corruption Laws, laws promulgated by the Consumer Financial Protection Bureau or the Federal Trade Commission, and any consumer compliance rules, regulations and laws in connection with the Loans and the transactions contemplated by this Agreement. 8.5.11 Purchaser has implemented, maintains and enforces policies, procedures and controls reasonably designed to comply with all Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions, and has applied such policies, procedures and controls with respect to this Loan Purchase Agreement, or has procured that policies, procedures and controls reasonably designed to comply with Anti-Money Laundering and Sanctions have been applied with respect to this Agreement. 8.5.12 None of Purchaser, any Person directly or indirectly controlling Purchaser, any Person directly or indirectly controlled by Purchaser, or, to the knowledge of Purchaser, any other Affiliate of any of the foregoing, shall use any amounts received from Seller in connection with this agreement in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws. 8.5.13 None of Purchaser, any Person directly or indirectly controlling Purchaser, any Person directly or indirectly controlled by Purchaser, or, to the knowledge of Purchaser, any other Affiliate of any of the foregoing, shall use any amounts received from Seller in connection with this agreement, or lend, contribute, or otherwise make available such amounts to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Person to be in breach of any Sanctions. 8.5.14 Purchaser is solvent and the acquisition of the Loans hereunder will not cause it to become insolvent. The acquisition of the Loans is not undertaken with the intent to hinder, delay or defraud any of its creditors. 8.5.15 Except (a) for such documents and information delivered to Purchaser prior to the date hereof and (b) as otherwise provided in the Transaction Documents, Purchaser has not relied and will not rely on Seller to furnish or make available any documents or other information regarding the credit, affairs, financial condition or business of Mortgagor, or any other matter concerning Mortgagor. 8.5.16 Purchaser is initially acquiring the Assigned Interests without a present intent to make a public distribution thereof requiring registration under the Securities Act of 1933, as amended, it being understood, however that Purchaser may (a) include some or all of the Loans and the related Assigned Interests in one or more securitizations that will involve the offering of securities to third party investors in a manner that is exempt from such registration or that otherwise does not require such registration and/or (b) sell some or all of the Loans and the related Assigned Interests in one or more loan sales to third parties.

766533816.2 8.5.17 Purchaser is a sophisticated investor and its bid and decision to purchase the Assigned Interests is based upon its own independent expert evaluations of the Loan Documents and other materials deemed relevant by Purchaser and its agents, including the representations and warranties or Seller expressly contained herein. Purchaser has not relied in entering into this Agreement upon any oral or written information from Seller, or any of its respective employees, Affiliates, agents or representatives, other than the representations and warranties of Seller expressly contained herein. Purchaser has had an opportunity to perform an examination of the Loan Files. Purchaser further acknowledges that no employee or representative of Seller has been authorized to make, and that Purchaser has not relied upon, any statements or representations other than those specifically and expressly contained in this Agreement or the other Transaction Documents. Without limiting the foregoing, Purchaser acknowledges that, except as specifically set forth in this Agreement or the other Transaction Documents, Seller has not made any representations or warranties as to the Loans or the Loan Documents (including without limitation, the value, marketability, condition or future performance thereof, the existence of leases or the status of any tenancies or occupancies with respect thereto, or the compliance or lack of compliance thereof with any laws (including without limitation, environmental, land use or occupancy laws). Purchaser acknowledges that subject only to the representations and warranties expressly set forth in this Agreement, Seller does not make any warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, merchantability or fitness for a particular purpose of the Properties or any portion thereof, or with respect to the environmental or physical condition of such properties. Subject only to the representations and warranties expressly set forth in this Agreement or the other Transaction Documents, Seller hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, of, as, to, or concerning the manner of construction or condition or state of repair or lack of repair of any improvements located on the Properties. 8.5.18 Without limiting the foregoing, Purchaser has had the opportunity to conduct such due diligence review and analysis of the Loan Files and such records as are generally available to the public from local, county, state and federal authorities, record-keeping offices and courts as Purchaser deemed necessary, proper or appropriate in order to make a complete informed decision with respect to the purchase and acquisition of the Assigned Interests. Purchaser acknowledges that it has had the opportunity to conduct legal, and other appropriate due diligence as to each Loan. 8.5.19 Purchaser acknowledges that the Loans (including the Loan Documents) may have limited or no liquidity and Purchaser has the financial wherewithal to own the Loans and the Loan Documents and to bear the economic risk of an outright purchase of the Loans and the Loan Documents and a total loss of the aggregate Adjusted Purchase Price. 8.5.20 Purchaser acknowledges and agrees that Seller, except with respect to the representations and warranties expressly set forth in this Agreement and any contractual obligations under this Agreement, has not and does not represent, warrant or covenant the nature, accuracy, completeness, enforceability or validity of any Loan or Loan Documents, or any information or documents made available to Purchaser or its counsel, accountants or advisors in connection with the Loans and the Loan Documents and, except with respect to the representations and warranties and related remedies expressly set forth in this Agreement and any contractual obligations under this Agreement, all documentation, information, analysis and/or correspondence, if and, which is or may be sold, transferred, assigned and conveyed to Purchaser with respect to any and all Loans and Loan Documents is sold, transferred, assigned and conveyed to Purchaser on an “AS IS, WHERE IS” basis, WITH ALL FAULTS. 9. Intentionally Omitted. 10. Post-Closing Covenants.

766533816.2 10.1 Seller shall use commercially reasonable efforts and cooperate with Purchaser with respect to the recording or filing of any Mortgage Assignments. 10.2 Seller agrees to cooperate with Purchaser in effecting the termination of Seller’s rights and obligations as servicer with respect to the Loans for the Post-Closing Cooperation Period. Seller shall take such steps as may be reasonably necessary or appropriate to effectuate and evidence the transfer of the servicing of the Loans to Purchaser, or its designee, in compliance with Purchaser’s commercially reasonable transfer instructions for the Post-Closing Cooperation Period. 10.3 Seller shall use commercially reasonable efforts and cooperate with Purchaser in having all property, liability, rent loss and other insurance policies in place as of the Closing Date with respect to the Loans amended or appropriate certificates issued by the existing insurer of each Property, to reflect Purchaser as mortgagee, loss payee and/or additional insured in lieu of Seller for a the Post-Closing Cooperation Period. In the event Seller receives any notice or other communication with respect to any insurance policy with respect to the Loans on or after the Closing Date, Seller shall promptly forward such notice or communication to Purchaser. 10.4 Seller shall use commercially reasonable efforts and cooperate with Purchaser and its loan servicer in connection with the provision of notices from Seller to each Mortgagor regarding the (A) transfer of the Loans from Seller to Purchaser and (B) the change of loan servicer, if any, in each case at Purchaser’s cost and expense, for the Post-Closing Cooperation Period. 10.5 Within nine months after the Closing Date, Seller shall deliver to Purchaser or Purchaser’s designee for each Loan, one original Assignment of Mortgage in the form attached as Exhibit C (each, a “Mortgage Assignment”), executed by Seller; provided, however, that in the event that Purchaser notifies the Seller of a Mortgage Assignment Prioritization Event with respect to a Loan, the Seller shall instruct the third party preparing each such Mortgage Assignment to deliver an assignment with respect to the Loan that is the subject of such notice, such delivery to occur promptly and in no event more than 10 Business Days after delivery of such notice. 10.6 Seller understands that Purchaser or its affiliates may securitize some or all of the Loans that it purchases hereunder, and Seller agrees to cooperate with commercially reasonable requests from Purchaser to provide any and all further information and/or appropriate verification of any information which may be reasonably available to Seller, including without limitation through letters from its auditors and counsel, as regards Seller and the Loans, in each case (i) to the extent customarily provided in connection with such a securitization and/or necessary in order to comply with the requests of rating agencies, investors, trustees, servicers and other parties involved in the securitization and (ii) excluding any proprietary or confidential information. All such cooperation described in this Section 10.6. shall be at the expense of Purchaser, and Seller shall not be required to play any role as a sponsor or otherwise in connection with any such securitization. 10.7 The fact that the Seller has delivered the Power of Attorney to Purchaser shall not excuse the Seller from or diminish the obligations of Seller pursuant to this Section 10 or otherwise under this Agreement in any respect. 10.8 Seller shall promptly forward to Purchaser or its designee a copy of all notices that Seller receives or sends as the lender of record for any Loan prior to the recordation of a Mortgage Assignment with respect to such Loan. The obligations set forth in this Section 10 shall survive the termination of this Agreement.

766533816.2 11. Closing Costs. Seller shall pay at or before Closing (a) all costs incurred by Seller in connection with this transaction, including, without limitation, its attorneys’ fees and (b) all costs, expenses, fees and/or commissions payable to FHN (as hereinafter defined) pursuant to Section 13 hereof. Purchaser shall pay at or before Closing (i) all filing, transfer, documentary, stamp, recording and other fees necessary in connection with the assignment of the Loans and the Loan Documents, (ii) any costs incurred in obtaining any endorsement to Seller’s loan policies of title insurance with respect to the Properties, if required by Purchaser, and any costs incurred in obtaining any other title insurance endorsements or coverages desired by Purchaser, (iii) all fees charged by any third parties in connection with the Closing, and (iv) all other costs incurred by Purchaser in connection with this transaction, including, without limitation, its attorneys’ fees. 12. Intentionally Omitted. 13. Broker. Each party represents and warrants to the other party that it has not had any dealings with any broker agent or sales person, with the exception of FHN Financial Capital Assets Corp. (“FHN”), as asset sale advisor and broker as engaged by Seller in connection with the transactions contemplated herein, for which Seller shall be liable for any fees and costs of FHN pursuant to such engagement. Purchaser hereby indemnifies and agrees to hold Seller harmless from and against any and all losses, costs, damages or expenses (including, without limitation, reasonable attorneys’ fees and court costs) suffered or incurred by Seller as a result of any claim of any broker, agent or salesperson, whether meritorious or otherwise, arising from or alleged to be due to the action of Purchaser. Seller hereby indemnifies and agrees to hold Purchaser harmless from and against any and all losses, costs, damages or expenses (including, without limitation, reasonable attorneys’ fees and court costs) suffered or incurred by Purchaser as a result of any claim of any broker, agent or salesperson, whether meritorious or otherwise, arising from or alleged to be due to the action of Seller. The foregoing indemnifications in this Section 13 shall survive the Closing. 14. Confidentiality. Each of Seller and Purchaser acknowledges and agrees on behalf of itself and its affiliates that this Agreement is confidential and each of Seller and Purchaser agrees that it will treat, and will cause its affiliates to treat, this Agreement and any non-public information provided to it by or on behalf of the other party or by any of the other party’s affiliates confidentially. Each of Seller and Purchaser further agrees that it will permit the other party to review and approve (such approval not to be unreasonably withheld or delayed) any reference to such other party or any of its affiliates in connection with this Agreement or the transactions contemplated hereby contained in any press release or similar written public disclosure prior to public release. Notwithstanding the foregoing, nothing herein shall prevent any of the Seller, the Purchaser or their respective affiliates from disclosing any such information as contemplated in the Confidentiality Exceptions. 15. Failure to Close. 15.1 If for any reason, without fault of Seller, Purchaser fails to consummate the purchase and sale of the Loans on the Closing Date according to the terms and conditions set forth in this Agreement, Seller shall be entitled as its sole and exclusive remedy to either (i) receive the Liquidated Damages Payment (as defined below) from Purchaser and terminate this Agreement by written notice to Purchaser, which Liquidated Damages Payment shall represent and be liquidated damages payable to Seller in such event as a fair and reasonable sum to recompense Seller for the costs incurred, labor and services performed and the loss of its bargain, all of which are difficult to ascertain, and in the event Seller so elects to terminate this Agreement, this Agreement shall be null and void and of no further force or effect, the Liquidated Damages Payment shall be paid to Seller as liquidated damages, and the parties hereto shall have no further rights or obligations under this Agreement other than those that expressly survive the termination hereof or (ii) obtain specific performance with respect to the purchase and sale of the Loans.

766533816.2 15.2 If for any reason, without fault of Purchaser, Seller fails to consummate the purchase and sale of the Loans on the Closing Date according to the terms and conditions set forth in this Agreement, Purchaser shall be entitled as its sole and exclusive remedy to either (i) receive the Liquidated Damages Payment (as defined below) from Seller and terminate this Agreement by written notice to Seller, which Liquidated Damages Payment shall represent and be liquidated damages payable to Purchaser in such event as a fair and reasonable sum to recompense Purchaser for the costs incurred, labor and services performed and the loss of its bargain, all of which are difficult to ascertain, and in the event Purchaser so elects to terminate this Agreement, this Agreement shall be null and void and of no further force or effect, the Liquidated Damages Payment shall be paid to Purchaser as liquidated damages, and the parties hereto shall have no further rights or obligations under this Agreement other than those that expressly survive the termination hereof or (ii) obtain specific performance with respect to the purchase and sale of the Loans. 15.3 As used in Section 15.2, “Liquidated Damages Payment” means an amount equal to 1.5 % of the aggregate Purchase Price for each Loan, payable by wire transfer of immediately available funds. Any such payment shall be made within five (5) Business Days after the election by the applicable party in accordance with Section 15.1 or 15.2, as applicable, in accordance with the instructions of such electing party. 16. Successors and Assigns; No Third Party Beneficiaries. This Agreement shall bind and inure to the benefit of and be enforceable by Seller and Purchaser and the respective permitted successors and assigns of Seller and Purchaser. Neither Seller nor Purchaser may assign this Agreement, in whole or in part, without the other party’s prior written consent. Notwithstanding the foregoing, Purchaser may without the consent of Seller assign this Agreement in whole or in part to (i) one or more funds managed by or otherwise advised by or affiliated with PIMCO and/or (ii) in connection with one or more securitizations by Purchaser of some or all of the Loans that has a PIMCO Securitization Investment, to the related securitization trust (including by way of an assignment to the depositor for such a securitization trust, for assignment by such depositor to such securitization trust) (any such entity, individually and/or collectively, “Permitted Assignee”). This Agreement does not and is not intended to confer any rights or remedies upon any person other than Seller and Purchaser and the assignees of Purchaser permitted pursuant to the preceding sentence. 17. Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. 18. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY LAWS, RULES OR PROVISIONS OF THE STATE OF NEW YORK THAT WOULD CAUSE THE APPLICATION OF THE LAWS, RULES OR PROVISIONS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. 19. Venue. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST PURCHASER OR SELLER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT PURCHASER’S OR SELLER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH OF PURCHASER AND SELLER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF PURCHASER AND SELLER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 21.

766533816.2 20. Waiver of Jury Trial. PURCHASER AND SELLER EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY PURCHASER AND SELLER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PURCHASER AND SELLER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER. 21. Notices. Any notice, request, demand, designation, report, offer, acceptance, certificate or other instrument which may be required or permitted to be delivered to or served upon either party to this Agreement shall be deemed sufficiently given or furnished to or served upon any such party if in writing, addressed to such party at the following addresses and if such notice, request, demand, report, offer, acceptance, certificate or other instrument shall be received by such party: If to Purchaser, at: Bank of America, N.A. [***] with a copy to: [***] and with a copy to: [***] If to Seller, at: Washington Federal Bank [***] with a copy to: [***] On ten (10) days’ prior written notice given in accordance with this Section 21, either party may specify any other address to which notices should be sent under this Agreement. 22. Construction. Whenever the context hereof so requires, reference to the singular shall include the plural and the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative of the general recitation. The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. 23. Severability. If any clause or provision of this Agreement is held to be illegal, invalid or unenforceable under any law applicable to the terms hereof, then the remainder of this Agreement shall not

766533816.2 be affected thereby, and in lieu of each such clause or provision of this Agreement that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable. 24. Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. The parties hereto agree that their electronically transmitted signatures on this Agreement shall have the same effect as manually transmitted signatures. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgments of each of the parties hereto. To the extent applicable, the foregoing constitutes the election of the parties to invoke any law authorizing electronic signatures. 25. Rule of Construction. The parties acknowledge that each party and its counsel has reviewed this Agreement, and the parties hereby agree that normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto. 26. Business Days. If any date set forth in this Agreement for the performance of any obligation by Purchaser or Seller or for the delivery of any document or notice should be on other than a “Business Day,” the compliance with such obligation or delivery shall be deemed acceptable on the next following Business Day. For purposes of this Agreement, the term “Business Day” shall mean any day other than a Saturday, Sunday, or any other day on which federally insured depository institutions in the states of California, New York or North Carolina are authorized or obligated by law, governmental decree or executive order to be closed. 27. Further Assurances. Seller will, whenever and as often as shall be reasonably requested to do so by Purchaser, and Purchaser will, whenever and as often as shall be reasonably requested so to do by Seller, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all conveyances, assignments and all other instruments and documents as may be reasonably necessary to complete the transaction herein contemplated and to carry out the intent and purposes of this Agreement. 28. Amendments. This Agreement shall not be amended except by a writing signed by the party to be charged with such amendment. 29. Exhibits and Schedules. Each exhibit and schedule referred to in this Agreement is attached hereto and each such exhibit is hereby incorporated by reference and made a part hereof as if fully set forth herein. 30. Attorneys’ Fees. The prevailing party in any action or proceeding relating to this Agreement will be entitled to recover its reasonable attorneys’ fees and other costs from the non- prevailing party, in addition to any other relief to which such prevailing party may be entitled. 31. Entire Agreement. This Agreement (including all exhibits, schedules and any other attachments) constitutes the entire understanding between Seller and Purchaser regarding the subject matter of this Agreement, supersedes any and all previous communications and understandings between Seller and Purchaser (including any bid, indication of interest, commitment letter or letter of interest) regarding the subject matter of this Agreement.

766533816.2 32. Time is of the Essence. Time is of the essence with respect to this Agreement.

766533816.2 IN WITNESS WHEREOF, the parties hereto have executed this Agreement for Purchase and Sale of Loans as of the day and year first hereinabove set forth. SELLER WASHINGTON FEDERAL BANK (d/b/a WAFD BANK) By: Name: Title: PURCHASER BANK OF AMERICA, NATIONAL ASSOCIATION By: Name: Title:

766533816.2 SCHEDULE I LOANS The Loans are the mortgage loans identified on the April 30 Tape.

SCH. II-1 766533816.2 SCHEDULE II [RESERVED]

SCH. III-A-1 766533816.2 SCHEDULE III-A REPRESENTATIONS AND WARRANTIES REGARDING EACH LOAN [The representations and warranties in this Schedule address the following topics:] 1. Whole Loan; Ownership of Loan; Valid Assignment. [***] 2. Current Balance; Fully Disbursed; Loan Information. [***] 3. Loan Document Status. [***] 4. No Defaults. [***] 5. Loan Files. [***] 6. Pending Actions. [***] 7. Rescission, Set off, Etc. [***] 8. Litigation. [***] 9. Mortgage Status; Waivers and Modifications. [***] 10. Lien. [***] 11. Permitted Liens; Title Insurance. [***] 12. Mezzanine Debt. [***] 13. Condition of Property. [***] 14. Taxes and Assessments. [***] 15. Condemnation. [***] 16. Escrow Deposits. [***] 17. Insurance. [***] 18. No Contingent Interest or Equity Participation. [***] 19. Loan-to-Value and Prepayment Penalty Characteristics. [***] 20. Recourse Obligations. [***] 21. Mortgage Releases. [***]

SCH. III-A-2 766533816.2 22. Due on Sale or Encumbrance. [***] 23. Defeasance. [***] 24. Ground Leases. [***] 25. Servicing. [***] 26. Origination and Underwriting. [***] 27. Organization of Mortgagor. [***] 28. Environmental Conditions. [***] 29. Appraisal. [***] 30. Cross-Collateralization. [***] 31. Compliance with Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws. [***] 32. ERISA. [***] 33. Illegal Activities. [***]

SCH. III-B-1 766533816.2 SCHEDULE III-B EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF SELLER MADE PURSUANT TO SECTION 8.2 To be updated as of the Closing Date subject to Purchaser’s consent as provided in Sections 5.2.1 and 6.1.4 of this Agreement.

SCH. IV-1 766533816.2 SCHEDULE IV DEFINITIONS “12-Month R&W’s” means the representations and warranties on Schedule III-A that are identified in the following table: [***] “18-Month R&W’s” means the representations and warranties on Schedule III-A that are identified in the following table: [***] “Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative to the foregoing definition of “control.” “Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction, to the extent applicable to the Person or Loan in question (including, without limitation, the underwriting, origination, servicing, ownership, collection, holding, acquisition and sale of such Loan). “Anti-Money Laundering Laws” means the Bank Secrecy Law, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and Anti-Money Laundering Act of 2020, and any other Applicable Law that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto (including, without limitation, with respect to the underwriting, origination, servicing, ownership, collection, holding, acquisition and sale of each Loan). “Applicable Law” means all federal, state and local laws, statutes, rules, regulations and orders, and all requirements of any Governmental Authority, to the extent applicable to the Person or Loan in question (including, without limitation, the underwriting, origination, servicing, ownership, collection, holding, acquisition and sale of such Loan). “April 30 Tape” means the data tape dated April 30, 2024 that was uploaded by Seller to the Data Room. “Closing Date” means June 21, 2024. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto. “Confidentiality Exceptions” means disclosure of information (i) to the extent such party reasonably determines such disclosure is necessary or advisable in order to fulfill such party’s or affiliate’s disclosure obligations under securities laws or other applicable law, (ii) in connection with a securitization, sale or other disposition of Loans, to extent the disclosing party reasonably determines such disclosure is necessary or advisable in order to effect such securitization, sale or other disposition, (iii) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, provided that, to the extent permitted by applicable law, the party required to disclose pursuant to such order and its affiliates shall use commercially reasonable efforts to give notice thereof to the other party and, at such other party’s expense, a reasonable opportunity for such other party to object, (iv) to actual and potential investors, (v)

SCH. IV-2 766533816.2 upon the request or demand of any regulatory authority having jurisdiction over such party or such affiliate, (vi) to the extent that such information with respect to one party becomes publicly available other than by reason of disclosure by the other party or any of its affiliates, was independently developed, discovered or derived by the other party or its respective affiliates without reference to the information that is subject to the confidentiality provisions hereof or becomes available to such party or its respective affiliates from a source which is not known by the disclosing party or any such affiliate to be subject to a confidentiality obligation to the other party (vii) to the affiliates of such party and its employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with this Agreement and the transactions contemplated hereby. “Data Room” means [***]. “Data Tape” means the final data tape to be delivered by Seller to Purchaser by the deadline specified in and otherwise in accordance with Section 4.6, which data tape shall be in the same form and contain the same information as the April 30 Tape, updated so as to be current as of the Data Tape Delivery Deadline. “Due Date” means the day on which the Monthly Payment is due on a Loan, exclusive of days of grace. “Evergreen R&W’s” means the representations and warranties on Schedule III-A that are identified in the following table: [***] “Governmental Authority” means any nation or government (including the United States), any political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any multilateral or supranational entity, or any state, county, municipal, or local government, with jurisdiction over a party to this Agreement, any Loan or any Mortgagor or Guarantor. “Guarantor” means each “Guarantor” set forth on Schedule I. “Loan Documents” means, with respect to each Loan, the documents listed on Exhibit D. “Loan File” means, with respect to each Loan, the Loan Documents, and to the extent in the possession of Seller, originals or copies of the other documents with respect to such Loan, each as contained in the Data Room, but excluding Seller’s proprietary or confidential materials, documents or analyses, internal memoranda and reports, correspondence and other documents similar thereto. “Monthly Payment” means, with respect to any Loan, the scheduled combined payment of principal and/or interest payable by a Mortgagor under the related Note on each Due Date. “Mortgage Assignment Prioritization Event” means, with respect to a Loan as to which a Mortgage Assignment has not been delivered by Seller to Purchaser, that there has been a default, potential default or other circumstance that has occurred with respect to such Loan such that it is necessary or advisable in Purchaser’s reasonable judgment to take an enforcement or other servicing action promptly with respect to such Loan, and in Purchaser’s reasonable judgment such action cannot be taken without being the lender of record or otherwise without the Mortgage Assignment for such Loan. “Mortgage Interest Rate” means, with respect to each Loan, the annual rate that interest accrues on such Loan from time to time in accordance with the provisions of the related Note, which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

SCH. IV-3 766533816.2 “Mortgagee” means the mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Asset Control. “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. “PIMCO” means Pacific Investment Management Company LLC. “PIMCO Securitization Investment” means, with respect to any securitization of some or all of the Loans, that one or more funds managed by or otherwise advised by or affiliated with PIMCO is the initial investor in the majority of the initial principal balance of the classes of securities issued in connection with such securitization that have a principal balance, other than classes, or the portions of classes, required to be held by the sponsor of the securitization or others in order to satisfy risk retention requirements, classes representing the residual interest in a REMIC and any classes whose only significant entitlement is to receive prepayment premiums, excess interest associated with anticipated repayment date loans, lender fees or other similar items of cash flow associated with the Loans. “Post-Closing Cooperation Period” means the period beginning on the Closing Date and lasting thereafter until the second anniversary of the Closing Date. “Prohibited Person” means any Person: (a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”); (b) that is owned or controlled by any Person that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) with whom dealing or otherwise engaging in any transaction is prohibited by any terrorism or money laundering law, including the Executive Order; (d) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; (e) that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website, https://sanctionssearch.ofac.treas.gov/ or at any replacement website or other replacement official publication of such list; or (f) who is an Affiliate of a Person listed in clauses (a) through (e) above. “Property” means, with respect to each Loan, the real property, together with any improvements thereto, securing such Loan, as more particularly set forth in the related Mortgage. “Sanctioned Country” means any country or territory that is the subject or target of comprehensive country-wide or territory-wide Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria,

SCH. IV-4 766533816.2 and the Crimea, Donetsk People's Republic, Luhansk People's Republic, Kherson and Zaporizhzhia regions of Ukraine). “Sanctions” means, with respect to any Person, the following items: individually and collectively, respectively, any and all economic or financial sanctions, laws or regulations, sectoral sanctions, secondary sanctions, trade embargoes or similar restrictive measures, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over such Person. “Sanctions List” means: (a) the "Specially Designated Nationals and Blocked Persons List" published by OFAC; (b) the "Consolidated List of Financial Targets" published by the European Union; (c) the "Investment Ban List" of His Majesty's Treasury of the United Kingdom; and (d) any other list of Sanctioned Persons issued by the United Nations Security Council or by any Governmental Authority of the United States, the European Union or the United Kingdom. “Sanctioned Person” means any Person who or which: (a) appears on any Sanctions List; (b) is located, organized or resident in a Sanctioned Country; (c) is a subject or target of Sanctions due to being directly or indirectly owned 50% or more or controlled, individually or in the aggregate, by any of the Persons enumerated in (a) or (b), or due to acting on behalf of such Persons; or (d) is otherwise the subject or target of Sanctions. “Schedule V Loan” means each Loan identified on Schedule V using the loan numbers appearing for such Loan on the April 30 Tape. “Survival Period” means (a) with respect to the Evergreen R&W’s, the period commencing on the Closing Date and lasting thereafter forever, (b) with respect to the 18-Month R&W’s, the period commencing on the Closing Date and lasting thereafter for 18 months ending on and including the calendar day of the same number as the Closing Date in the 18th month after the Closing Date and (c) with respect to the 12-Month R&W’s, the period commencing on the Closing Date and lasting thereafter for 12 months ending on and including the first anniversary of the Closing Date.

766533816.2 SCHEDULE V “SCHEDULE V LOANS” [***]

766533816.2 EXHIBIT A ASSIGNMENT AND ASSUMPTION On this day of [__________], 2024, [__________] (“Seller”), as Seller under that certain Agreement for Purchase and Sale of Loans, dated as of [__________], 2024 (the “Purchase Agreement”) does hereby sell, transfer, assign, set over and convey to [__________] (“Purchaser”), as Purchaser under the Purchase Agreement, without recourse representation or warranty, except as otherwise expressly set forth in the Purchase Agreement, all right, title and interest of, in and to each Loan listed on Schedule I attached hereto and as further described on Schedule I to the Purchase Agreement, together with (i) the related Loan Documents and Loan Files, (ii) all rights and obligations related thereto with respect to each Loan (including, without limitation, all interest, principal and any other payments received on or with respect to the Loan on or after the date hereof), (iii) all other documents and instruments relating to each Loan, including, but not limited to, all title insurance policies, opinions of counsel, reports, certificates, instruments, insurance policies (including, without limitation, all of Seller’s right, title and interest (as holder of each Loan) under the insurance policies maintained by the applicable Mortgagor as mortgagee, loss payee and/or additional insured), (iv) all collateral security delivered by the applicable Mortgagor or otherwise related to each Loan (including, without limitation, all such right, title and interest of Seller in, to and under the related Property) and (v) all proceeds of the foregoing (the “Assigned Matters”). Purchaser hereby accepts the foregoing assignment of Seller’s right, title and interest of, in and to each Loan and the Assigned Matters and hereby assumes and agrees to fulfill, perform and discharge, from and after the Closing Date, all of the various commitments, obligations and liabilities of Seller with respect to each Loan (including, without limitation, the Loan Documents) accruing from and after the Closing Date and hereby agrees to be bound by the terms and provisions thereof. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

766533816.2 IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption as of the day and year first hereinabove set forth. SELLER [__________] By: ______________________________________ Name: Title: PURCHASER [__________] By: ______________________________________ Name: Title:

EXH. A-1 766533816.2 Schedule I [Attach loan schedule]

EXH. B-1 766533816.2 EXHIBIT B ALLONGE FOR VALUE RECEIVED, the undersigned, the original or successor payee under that certain [Promissory Note] dated ____________ in the original principal amount of $___________ made by [Borrower Name] (as amended, restated, supplemented or otherwise modified from time to time, the “Note”), to which this allonge is affixed, absolutely assigns, transfers, endorses, negotiates, and sets over to and makes payable to the order of [____________] (“Purchaser”), without recourse, representation or warranty of any kind, except as otherwise expressly set forth in that certain Agreement for Purchase and Sale of Loans, by and between Purchaser and the undersigned, as Seller, the Note, all interest, principal, and other sums due or to become due under the Note, and all other rights of any nature accrued or to accrue under the Note. Dated: As of [__________], 2024 [____________] By: ______________________________________ Name: Title:

766533816.2 EXHIBIT C ASSIGNMENT OF [DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS]1 RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: SPACE ABOVE THIS LINE FOR RECORDER’S USE ASSIGNMENT OF [DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS] Effective as of [__________], 2024, and FOR VALUE RECEIVED, the receipt and sufficiency of which are acknowledged, the undersigned absolutely sells, delivers, sets over, grants, conveys, assigns and transfers, without recourse, representation or warranty, except as otherwise expressly set forth in that certain Agreement for Purchase and Sale of Loans, by and between [__________], having an address at [___________] (“Assignor”), and [__________], having an address at [___________] (“Assignee”), to Assignee, all of its right, title and interest in and to that certain [deed of trust/mortgage] more particularly described on Exhibit A attached hereto (the “Security Instrument”), securing the property described on Exhibit B attached hereto. TOGETHER WITH all right, title and interest in and to the promissory note or other obligations secured thereby, the money due and to become due thereon, and all rights accrued or to accrue thereunder. To have and to hold this Assignment unto Assignee, its successors and assigns forever. 1 Form subject to customary modifications as necessary in order to conform to local jurisdiction requirements.

766533816.2 IN WITNESS WHEREOF, Assignor has caused these presents to be duly executed as of the day and year first written above. [____________] By: ______________________________________ Name: Title: ATTACH PROPER NOTARY ACKNOWLEDGEMENT HERE

766533816.2 Exhibit A to Exhibit C Description of Security Instrument [Deed of Trust, Security Agreement and Assignment of Rents] dated __________ made by __________ in favor of [__________], recorded on __________ in Book __________ at Page __________ in __________ County, ___________

766533816.2 Exhibit B to Exhibit C Property Description [To be attached.]

766533816.2 EXHIBIT D LOAN DOCUMENTS With respect to each Loan set forth on the April 30 Tape, Seller shall deliver and release to the Purchaser’s custodian copies (or with respect to the Note, originals) of the following documents to the extent applicable to each Loan: 1. The original Note bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee to the Seller, together with an original Allonge in the form attached hereto as Exhibit B, or a copy of the Note (endorsed as provided above) together with a lost note affidavit, in a form reasonably acceptable to Purchaser; 2. Any guaranty executed in connection with the Note; 3. The Mortgage with evidence of recording thereon, or if any such mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded mortgage, a photocopy of such mortgage; 4. The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any; 5. Any intervening assignments of mortgage with, to the extent available evidence of recording thereon evidencing a complete chain of ownership from the originator of the Loan to the last assignee (if any). If any such intervening assignment of mortgage has not been returned from the applicable public recording office, a copy of such intervening assignment of mortgage with recording information thereon certified to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Purchaser’s custodian upon receipt by Seller; 6. The policy of title insurance or, if no title policy was issued, a title opinion issued by the closing attorney in lieu thereof; 7. Any security agreement or equivalent document executed in connection with the Loan, if any; 8. The loan agreement; 9. The environmental indemnity agreement; and 10. The assignment and subordination of property management agreement.

766533816.2 EXHIBIT E POWER OF ATTORNEY Know All Men by These Presents, that WASHINGTON FEDERAL BANK (D/B/A WAFD BANK) (successor-by-merger to Luther Burbank Savings, a California banking corporation) (“Seller”), does hereby irrevocably appoint each of BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association (“Purchaser”), COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (“Computershare”), and PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, in its capacity as investment advisor on behalf of one or more funds or accounts (“PIMCO”), acting alone, as its attorney-in-fact with full irrevocable power and authority to act in Seller’s name, place and stead, in any way that Seller could do with respect to (i) the completion of the transfer and assignment of the Loans purchased pursuant to that certain Agreement for Purchase and Sale of Loans dated as of May 14, 2024 by and between Seller and Purchaser (the “Purchase Agreement”), including without limitation the endorsement of the Notes and assignments of Mortgages, any allonges and transfer documents related thereto and all other comparable instruments or documents with respect to the Loans which are customarily and reasonably necessary or appropriate to assign agreements, documents and instruments pertaining to the Loans, (ii) the recordation of the assignments of such Mortgages and (iii) the preparation, execution and filing or recordation in the appropriate public filing or recording offices, as applicable, all other Loan Documents or other documents related to the Loans to be recorded or any such Loan Documents or other documents which have not been submitted for filing or recordation by Seller on or before the date hereof or which have been so submitted but are subsequently lost or returned unrecorded or unfiled as a result of actual or purported defects therein, in order to evidence, provide notice of and perfect such documents in the public records of the appropriate filing and recording offices. Seller also hereby grants the Purchaser, Computershare and PIMCO the power of substitution to delegate in whole or in part the authority given to it hereby from the Seller under this Power of Attorney by executing such additional powers of attorney in favor of Purchaser’s, Computershare’s or PIMCO’s own attorneys-in-fact for such purpose (it being understood that any such attorneys-in-fact shall have no greater authority hereunder than given to Purchaser, Computershare or PIMCO, as applicable). The enumeration of particular powers herein is not intended in any way to limit the grant to the Purchaser, Computershare or PIMCO, acting alone, as Seller’s attorney-in-fact of full power and authority with respect to the Loans to complete (to the extent necessary), file and record any documents, instruments or other writings referred to above as fully, to all intents and purposes, as Seller might or could do if personally present, hereby ratifying and confirming whatsoever such attorney-in-fact shall and may do by virtue hereof. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Purchase Agreement. TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OR SUCH TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY

766533816.2 REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT. THIS POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed as a deed this 21st day of June, 2024. [SIGNATURES ON THE FOLLOWING PAGE]

766533816.2 WASHINGTON FEDERAL BANK (d/b/a WAFD BANK) By: ______________________________________ Name: Title:

766533816.2 ACKNOWLEDGEMENT STATE OF ) ) ss.: COUNTY OF ) On this ____ day of _____________ 20__, before me appeared __________________, to me personally known, who, being by me duly sworn did say that he/she is the ___________________ of WASHINGTON FEDERAL BANK (D/B/A WAFD BANK) (successor-by-merger to Luther Burbank Savings, a California banking corporation), and that the seal affixed to the foregoing instrument is the corporate seal of said entity, and that said instrument was signed and sealed in behalf of said entity by authority of its board of directors (or equivalent authorizing parties), and said ___________________ acknowledged said instrument to be the free act and deed of said entity. _________________________________________ Name: ____________________________________ Notary Public in and for said County and State [SEAL] My Commission Expires: _________________________________________